EXHIBIT 11

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                                        Primary (2)             Fully diluted (3)
                                                                                     earnings per share        earnings per share
                                                                                     1996         1995         1996           1995
Average shares outstanding for the nine month
period ending September 30, ....................................................   3,313,520    3,285,286    3,313,520    3,285,286

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock at an exercise price of $3.64
        - $15.675  (376,605 and 449,430  options at September 30, 1995 and 1996,
        respectively) (1).......................................................      34,232       72,809       34,232       76,500
                                                                                   ---------    ---------    ---------    ---------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at September 30, ....................................................      34,232       72,809       34,232       76,500
                                                                                   ---------    ---------    ---------    ---------

Total shares and incremental shares resulting from
conversion of common stock equivalents at September
30, ............................................................................   3,347,752    3,358,095    3,347,752    3,361,786
                                                                                   =========    =========    =========    =========

Percentage of incremental shares resulting from
conversion of common stock equivalents at September
30, ............................................................................        1.02%        2.17%        1.02%        2.28%
                                                                                   =========    =========    =========    =========


                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                                           Primary (2)           Fully diluted (3)
                                                                                       earnings per share       earnings per share
                                                                                        1996         1995         1996         1995
Average shares outstanding for the three month
period ending September 30, ....................................................   3,321,957    3,286,736    3,321,957    3,286,736

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock at an exercise price of $3.64
        - $15.675  (376,605 and 449,430  options at September 30, 1995 and 1996,
        respectively) (1).......................................................      25,020       72,963       25,020       76,362
                                                                                   ---------    ---------    ---------    ---------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at September 30, ....................................................      25,020       72,963       25,020       76,362
                                                                                   ---------    ---------    ---------    ---------

Total shares and incremental shares resulting from
conversion of common stock equivalents at September
30, ............................................................................   3,346,977    3,359,699    3,346,977    3,363,098
                                                                                   =========    =========    =========    =========

Percentage of incremental shares resulting from
conversion of common stock equivalents at September
30, ............................................................................        0.75%        2.17%        0.75%        2.27%
                                                                                   =========    =========    =========    =========



                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of September 30, 1996 and 1995, respectively:

                                          September 30, 1996  September 30, 1995

         Grant price:   $3.64                           -             3,300
         Grant price:   $6.14                       3,025             6,325
         Grant price:   $6.82                       1,650             6,600
         Grant price:   $7.75                           -             6,600
         Grant price:   $8.375                     32,250            33,250
         Grant price:   $9.00                       5,550             8,100
         Grant price:   $9.10                       5,005             5,005
         Grant price:   $9.213                      8,500             8,500
         Grant price:   $9.875                     10,500            10,500
         Grant price:   $9.90                       1,650               -
         Grant price:   $10.375                     3,000             3,000
         Grant price:   $10.50                      4,850            12,450
         Grant price:   $10.625                    12,750            12,750
         Grant price:   $10.75                     27,000            27,000
         Grant price:   $11.125                    12,000            13,000
         Grant price:   $11.375                         -             7,500
         Grant price:   $11.55                      1,650             1,650
         Grant price:   $11.825                    10,000            10,000
         Grant price:   $12.50                     17,500               -
         Grant price:   $12.75                      4,000            10,600
         Grant price:   $13.375                   100,200               -
         Grant price:   $13.875                    67,200            69,075
         Grant price:   $14.02                      1,650             1,650
         Grant price:   $14.25                    112,000           111,250
         Grant price:   $14.875                     7,500               -
         Grant price:   $15.675                         -             8,500
                                                ---------         ---------
                                                  449,430           376,605
                                                =========         =========



  (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating primary earnings per share, is based on the average of the closing prices, for the three months and nine months ended September 30, 1996 and 1995, as reported on the American Stock Exchange.

  (3) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating fully diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on September 30, 1996 and 1995, as reported on the American Stock Exchange.